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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61516) of The Robert Mondavi Corporation of our report dated July 24, 1998 appearing on page 47 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.


/s/  PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, CA
September 28, 1998